Exhibit 3.1

SEVENTH

AMENDED AND RESTATED

BY-LAWS

OF

AUTOZONE, INC.

ARTICLE I.

OFFICES

Section 1. The Corporation may have offices at such places both within and without the State of Nevada as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held at any place within or outside the State of Nevada as shall be designated from time to time by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the Corporation.

Section 2. The annual meeting of stockholders shall be held on such date and at such time and place as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of such other business as is properly brought before the meeting in accordance with these By-Laws.

To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

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A stockholder’s notice to the Secretary shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted. Written notice of the annual meeting stating the place, date and hour of the annual meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 3. The holders of a majority of the voting power of the Corporation’s stock at any meeting of stockholders, which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. When a quorum is present at any meeting, action of the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless the question is one upon which by express provision of the statutes, or the Articles of Incorporation, or these By- Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. A nominee for director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the stockholders for which the Secretary of the Corporation determines that the number of nominees exceeds the number of directors to be elected as of the record date for such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee.

Section 5. At each meeting of the stockholders, each stockholder having the right to vote may vote in person or may authorize another person or persons to act for him by proxy appointed in a reasonable manner as may be permitted by law, including, without limitation, a signed writing, telegram, facsimile, and electronic communication. All proxies must be filed with the Secretary of the Corporation at the beginning of each meeting in order to be counted in any vote at the meeting. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the Corporation on the record date set by the Board of Directors as provided in Article V, Section 6 hereof.

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Section 6. Special meetings of the stockholders, for any purpose, or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Chairman of the Board or President and shall be called by the President or the Secretary at the request in writing of a majority of the Board of Directors or by the holders of a majority of the shares of voting stock. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. Written notice of a request for a meeting by the holders of a majority of the voting shares shall be accompanied by the name and record address of the stockholders proposing the special meeting, and the class, series and number of shares of the Corporation which are beneficially owned by each stockholder, and a description of any material interest of the stockholder in such business.

Section 7. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. The written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation.

Section 8. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Stockholders of the Corporation may only take action at an annual or special meeting of stockholders. Stockholders may not take action by written consent without a meeting.

Section 10.

(a)       With respect to the election of directors at an annual meeting of the stockholders, subject to the provisions of this Section 10, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name, together with the “Proxy Access Required Information,” of any person or persons, as applicable, nominated for election (the “Stockholder Nominee(s)”) to the Board of Directors by an individual eligible stockholder or group of up to twenty (20) eligible stockholders that satisfy the requirements of this Section 10 (such eligible person or eligible group, the “Proxy Access Eligible Stockholder”), and who expressly elects at the time of providing the notice required by this Section 10 (the “Proxy Access Notice”) to have its nominee or nominees, as applicable, included in the Corporation’s proxy materials pursuant to this Section 10.

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(b)           To be timely for purposes of this Section 10, the Proxy Access Notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, the Proxy Access Notice must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of the Proxy Access Notice as described above.

(c)           The maximum number of Stockholder Nominees nominated by all Proxy Access Eligible Stockholders that will be required to be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed the greater of (i) two (2) or (ii) the Specified Percentage (defined below) of the number of directors in office as of the last day on which a Proxy Access Notice may be timely delivered pursuant to and in accordance with this Section 10 (the “Final Proxy Access Nomination Date”), rounded down to the closest whole number below the Specified Percentage if such amount is not a whole number; provided, however, that the maximum number of Stockholder Nominees shall be reduced by (1) the number of director candidates for which the Corporation shall have received one or more valid stockholder notices pursuant to Article III, Section 1 of these By-Laws, (2) the number of directors in office or director candidates that in either case will be included in the Corporation’s proxy materials with respect to such an annual meeting of stockholders as an unopposed (by the Corporation) nominee pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of capital stock, by such stockholder or group of stockholders, from the Corporation) and (3) the number of directors in office that will be included in the Corporation’s proxy materials with respect to such annual meeting of stockholders for whom access to the Corporation’s proxy materials was previously provided pursuant to this Section 10, other than any such director referred to in clause (2) or this clause (3) who at the time of such annual meeting of stockholders will have served as a director continuously as a nominee of the Board of Directors for at least three annual terms. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees included in the Corporation’s proxy materials shall be calculated based on the number of directors in office as so reduced. Any individual nominated by a Proxy Access Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 10 whom the Board of Directors decides to nominate as a nominee for director shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 10 has been reached. Any Proxy Access Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 10 shall rank such Stockholder Nominees based on the order that the Proxy Access Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy statement in the event that the total number of Stockholder Nominees submitted by the Proxy Access Eligible Stockholders pursuant to this Section 10 exceeds the maximum number of nominees provided for in this Section 10. In the event that the number of Stockholder Nominees submitted by the Proxy Access Eligible Stockholders pursuant to this Section 10 exceeds the maximum number of nominees provided for in this Section 10, the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Proxy Access Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Proxy Access Eligible Stockholder disclosed as owned in its respective Proxy Access Notice submitted to the Corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Proxy Access Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached. Notwithstanding anything to the contrary contained in this Section 10, if the Corporation receives notice pursuant to Article III, Section 1 of these By-Laws that a stockholder intends to nominate for election at such meeting a number of nominees greater than or equal to a majority of the total number of directors to be elected at such meeting, no Stockholder Nominees will be included in the Corporation’s proxy materials with respect to such meeting pursuant to this Section 10.

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(d)           For purposes of this Section 10:

(i)            the term “Affiliate” or “Affiliates” shall have the meaning given such terms in Rule 12b-2 under the Exchange Act;

(ii)           the “Minimum Holding Period” is three (3) years;

(iii)          the “Proxy Access Required Information” that the Corporation will include in its proxy statement is the information provided to the Secretary of the Corporation concerning the Stockholder Nominee(s) and the Proxy Access Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement by Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and, if the Proxy Access Eligible Stockholder so elects, a written statement, not to exceed 500 words, in support of the Stockholder Nominee(s)’ candidacy (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation;

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(iv)          the “Required Ownership Percentage” is 3% or more;

(v)           the “Specified Percentage” is 20%; and

(vi)          a Proxy Access Eligible Stockholder shall be deemed to “own” only those shares of stock of the Corporation as to which the stockholder possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its Affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its Affiliates for any purposes or purchased by such stockholder or any of its Affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its Affiliates, whether any such instrument or agreement is to be settled with shares of stock of the Corporation or with cash based on the notional amount or value of shares of stock of the Corporation subject thereto, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its Affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable arising from maintaining the full economic ownership of such shares by such stockholder or Affiliate. For purposes of this Section 10, a stockholder shall “own” shares held in the name of its bank, broker or other nominee or intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares through the annual meeting date. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the person has the power to recall such loaned shares on no more than five (5) business days’ notice and (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the annual meeting date.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether shares of stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, which determination shall be conclusive and binding on the Corporation and its stockholders.

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(e)           In order to make a nomination pursuant to this Section 10, a Proxy Access Eligible Stockholder must have owned the Required Ownership Percentage of the stock of the Corporation (the “Required Shares”) continuously for the Minimum Holding Period as of both the date the Proxy Access Notice is delivered to or mailed to and received by the Secretary of the Corporation in accordance with this Section 10 and the record date for determining the stockholders entitled to vote at the annual meeting of stockholders and must continue to own the Required Shares through such annual meeting date. A Proxy Access Eligible Stockholder shall certify in its Proxy Access Notice the number of eligible shares of stock of the Corporation it asserts it is deemed to own for the purposes of this Section 10. The aggregate number of stockholders whose collective stock ownership may be counted for the purpose of satisfying the Required Ownership Percentage shall not exceed twenty (20) and no stockholder may be a member of more than one group under this Section 10. Two or more funds that are part of the same family of funds under common management and investment control (a “Qualifying Fund Family”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 10. No later than the end of the time period specified in this Section 10 for delivering the Proxy Access Notice, a Qualifying Fund Family whose stock ownership is counted for purposes of qualifying as a Proxy Access Eligible Stockholder must provide to the Secretary of the Corporation documentation reasonably satisfactory to the Board of Directors, or any committee thereof, that demonstrates that the funds comprising the Qualifying Fund Family satisfy the definition thereof.  Within the time period specified in this Section 10 for delivering the Proxy Access Notice, a Proxy Access Eligible Stockholder (including each stockholder and fund compromising a Qualifying Fund Family) must provide the following information in writing to the Secretary of the Corporation: (i) one or more written statements from the record holder of the shares (and from each intermediary through which the shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Proxy Access Notice is delivered to or mailed to and received by the Secretary of the Corporation, the Proxy Access Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Proxy Access Eligible Stockholder’s agreement to provide, within (5) five business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Proxy Access Eligible Stockholder’s continuous ownership of the Required Shares through the record date; (ii) a copy of the Schedule 14N that has been filed with the Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act; (iii) the information and representations that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Article III, Section 1 of these By-Laws; (iv) the consent of each Stockholder Nominee to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected; (v) a representation that the Proxy Access Eligible Stockholder (A) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not have any such intent, (B) will maintain qualifying ownership of the Required Shares through the date of the annual meeting of stockholders, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (D) will not distribute to any stockholder any form of proxy for the meeting other than the form distributed by the Corporation, (E) has not nominated and will not nominate for election any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s), (F) agrees to comply with all applicable laws, rules and regulations with respect to any solicitation in connection with the meeting and will file with the Securities and Exchange Commission any solicitation or other communication with the Corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated,

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regardless of whether any such filing is required under Regulation 14A of the Exchange Act or an exemption from filing is available thereunder, and (G) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;  (vi) an undertaking that the Proxy Access Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Proxy Access Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Proxy Access Eligible Stockholder provided to the Corporation and (B) indemnify and hold harmless the Corporation and each of its directors, officers, and employees or agents individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers, and employees or agents arising out of any nomination submitted by the Proxy Access Eligible Stockholder pursuant to this Section 10; (vii) a representation as to the Proxy Access Eligible Stockholder’s intentions with respect to maintaining qualifying ownership of the Required Shares for at least one year following the annual meeting of stockholders (which representation the Proxy Access Eligible Stockholder shall also include in its Statement, it being understood that the inclusion of such representation therein shall not count towards the Statement’s 500-word limit); and (viii) in the case of a nomination under this Section 10 by a group of stockholders, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination.  For the avoidance of doubt, in the event that the Proxy Access Eligible Stockholder consists of a group of stockholders, the requirements and obligations applicable to an individual Proxy Access Eligible Stockholder that are set forth in these By-Laws, including the Minimum Holding Period, shall apply to each member of such group individually; provided, however, that the Required Ownership Percentage shall apply to the continuous ownership of the eligible group in the aggregate.

(f)            Within the time period specified in this Section 10 for delivering the Proxy Access Notice, each Stockholder Nominee must deliver to the Secretary of the Corporation at the principal executive offices of the Corporation the representations, agreements and other information required by Article III, Section 1 of these By-Laws.

(g)           In the event that any information or communications provided by the Proxy Access Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Proxy Access Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the Corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the remedies (including without limitation under these By-Laws) available to the Corporation relating to any such defect.

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(h)           The Corporation shall not be required to include, pursuant to this Section 10, a Stockholder Nominee in its proxy materials for any meeting of stockholders (i) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these By-Laws, the Corporation’s Articles of Incorporation, the rules and listing standards of the principal U.S. exchanges upon which the stock of the Corporation is traded, or any applicable state or federal law, rule or regulation; (ii) for which the Secretary of the Corporation receives a notice that another stockholder has nominated such Stockholder Nominee for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for director set forth in Article III, Section 1 of these By-Laws; (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (iv) if the Proxy Access Eligible Stockholder that has nominated such Stockholder Nominee or any such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders other than the Proxy Access Eligible Stockholder’s Stockholder Nominee(s) or a nominee of the Board of Directors; (v) if the Stockholder Nominee is or becomes a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity other than the Corporation, or is receiving or will receive any such compensation or other payment from any person or entity other than the Corporation, in each case in connection with service as a director of the Corporation; (vi) if the Stockholder Nominee is or becomes a party to any agreement, arrangement or understanding with any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question; (vii)  who is or has been, within the past three years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vii) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (viii) who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; (ix) if such Stockholder Nominee or the applicable Proxy Access Eligible Stockholder shall have provided information to the Corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof; or (x) the Proxy Access Eligible Stockholder or applicable Stockholder Nominee fails to comply with its obligations pursuant to these By-Laws, including this Section 10.

(i)            Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders but either (i) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election, or (ii) becomes ineligible or unavailable for or withdraws from election at the annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings of stockholders.  Any Proxy Access Eligible Stockholder (including each stockholder or fund comprising a Qualifying Fund Family whose stock ownership is counted for the purposes of qualifying as a Proxy Access Eligible Stockholder) whose Stockholder Nominee is elected as a director at an annual meeting of stockholders will not be eligible to nominate or participate in the nomination of a Stockholder Nominee for the following two annual meetings of stockholders other than the nomination of such previously elected Stockholder Nominee in accordance with this Section 10.  Notwithstanding anything to the contrary set forth herein, the Board of Directors or the presiding officer of the annual meeting of stockholders shall declare a nomination by a Proxy Access Eligible Stockholder to be invalid, and such nomination shall be disregarded notwithstanding that proxies in respect of such vote may have been received by the Corporation, if (i) the Stockholder Nominee(s) and/or the applicable Proxy Access Eligible Stockholder shall have breached its or their obligations under this Section 10, as determined by the Board of Directors or such presiding officer or (ii) the Proxy Access Eligible Stockholder (or a Qualified Representative thereof) does not appear at the meeting of stockholders to present any nomination pursuant to this Section 10.

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(j)            This Section 10 shall be the exclusive method for stockholders to include nominees for director in the Corporation’s proxy materials. This Section 10 shall not prevent a stockholder from nominating a person to the Board of Directors pursuant to and in accordance with Article III, Section 1 of these By-Laws instead of pursuant to and in accordance with this Section 10.  For the avoidance of doubt, the Corporation may in its sole discretion solicit against, and include in the proxy statement its own statements or other information relating to, any Proxy Access Eligible Stockholder and/or stockholder director nominees (including any Stockholder Nominee) for director, including any information provided to the Corporation with respect to the foregoing.

ARTICLE III.

DIRECTORS

Section 1. Subject to any limitations in the laws of the State of Nevada, the Articles of Incorporation or these By-Laws, the number of directors may be changed from time to time by resolutions adopted by the Board of Directors or the stockholders. No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office. A director need not be a stockholder of the Corporation. Nominations of persons for election to the Board of Directors of the Corporation at the annual meeting may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article III, Section 1. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above.

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Such stockholder’s notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended; and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article III, and each director elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Articles of Incorporation or law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by the holders of two-thirds of the voting power of the Corporation’s stock.

Section 2. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), any stockholder or stockholders holding at least ten percent of the voting power of the Corporation’s stock may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Section 3. The property and business of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

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MEETINGS OF THE BOARD OF DIRECTORS

Section 4. The directors may hold their meetings and have one or more offices, and keep the books of the Corporation outside of the State of Nevada.

Section 5. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 6. Special meetings of the Board of Directors may be called by the Chairman or the President on twenty-four hours’ notice to each director; special meetings shall be called by the Chairman, the President or the Secretary in like manner and on like notice on the written request of two directors unless the Board consists of only one director; in which case special meetings shall be called by the Chairman, the President or Secretary in like manner or on like notice on the written request of the sole director.

Section 7. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum, shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Articles of Incorporation or by these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

COMMITTEES OF DIRECTORS

Section 10. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power in reference to amending the Articles of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, By-Laws, or the Articles of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend to authorize the issuance of stock, or to adopt Articles of Merger.

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Section 11. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

COMPENSATION OF DIRECTORS

Section 12. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

INDEMNIFICATION

Section 13. (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he either is not liable pursuant to Nevada Revised Statutes 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Nevada Revised Statutes 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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(b)               The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. Indemnification shall not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or for amounts paid in settlement to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)                To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he must be indemnified by the Corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

(d)               Any indemnification under paragraphs (a) and (b), unless ordered by a court shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination shall be made (1) by the holders of a majority of the voting power of the corporation’s stock, (2) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding, (3) if a majority vote of a quorum consisting of directors who are not parties to the act, suit or proceeding so order, by independent legal counsel in a written opinion, or (4) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(e)                Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section 13. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

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(f)                The indemnification and advancement of expenses authorized in or ordered by a court pursuant to the other paragraphs of this Section 13, (i) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office except that indemnification, unless ordered by a court pursuant to paragraph (b) or for the advancement of expenses made pursuant to paragraph (e), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (ii) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person. If a claim for indemnification or payment of expenses under this Section 13 is not paid in full within ninety (90) days after a written claim therefor has been received by the Corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

(g)               The Board of Directors may authorize, by a vote of a majority of a quorum of the Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Section 13.

(h)               The Board of Directors may authorize the Corporation to enter into a contract with any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another partnership, joint venture, trust or other enterprise providing for indemnification rights equivalent to or, if the Board of Directors so determines, greater than those provided for in this Section 13.

(i)                 For the purposes of this Section 13, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation if its separate existence had continued.

(j)                 For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this section.

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ARTICLE IV.

OFFICERS

Section 1. The officers of this Corporation shall include a President, a Secretary and a Treasurer or the equivalents thereof. The Corporation may also have at the discretion of the Board of Directors such other officers as are desired, including a Chairman of the Board, a Chief Executive Officer, one or more Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers, and such officers as may be elected in accordance with the provisions of Section 3 or Section 5 hereof. In the event there are two or more Vice Presidents, then one or more may be designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title. The Board of Directors may determine by resolution the order of rank of the officers of the Corporation. Any number of offices may be held by the same person, unless the Articles of Incorporation or these By-Laws otherwise provide.

Section 2. Unless otherwise elected pursuant to Section 3 or Section 5 hereof, the Board of Directors, at its first meeting after each annual meeting of stockholders, shall elect the officers of the Corporation.

Section 3. From time to time, the Board of Directors may elect such officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 4. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify in their stead. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. The Board of Directors may authorize by resolution one or more officers to have and exercise the power, authority and discretion of the Board of Directors with respect to any of the matters contemplated by Sections 1 through 5, inclusive, of this Article IV (including, without limitation, the designation of offices, the election of officers, the removal of officers, the filling of vacant offices and the determination of the salaries of officers and agents of the Corporation), but no such authorization shall in any way limit, restrict or diminish the power or authority of the Board of Directors.

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CHAIRMAN OF THE BOARD

Section 6. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these By-Laws. The Chairman of the Board shall in addition be the Chief Executive Officer of the Corporation and shall have the powers and duties prescribed in Section 7 of this Article IV, if no such officer is elected.

CHIEF EXECUTIVE OFFICER

Section 7. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Chief Executive Officer shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the Corporation. He shall preside at all meetings of the Stockholders and, if there is no Chairman of the Board, at all meetings of the Board of Directors. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of Chief Executive Officer of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By- Laws.

PRESIDENT

Section 8. In the absence or disability of the Chief Executive Officer, the President shall perform all duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. He shall be an ex-officio member of all committees and shall have the general powers and duties of management usually vested in the office of President of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these By-Laws.

VICE PRESIDENTS

Section 9. In the absence or disability of the President, the Vice Presidents (including those designated as Executive Vice President, Senior Vice President, or other similar or dissimilar title) in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

SECRETARY AND ASSISTANT SECRETARY

Section 10. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these By-Laws. The Secretary shall keep in safe custody the seal of the Corporation, and affix the same to any instrument requiring it, and when so affixed it shall be attested by his signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.

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Section 11. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, or if there be no such determination, the Assistant Secretary designated by the Board of Directors, shall, in the absence or disability of the Secretary perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

TREASURER AND ASSISTANT TREASURER

Section 12. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 13. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, or if there be no such determination, the Assistant Treasurer designated by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE V.

CERTIFICATES OF STOCK

Section 1. The shares of stock of the Corporation may either be represented by certificates or be uncertificated, as provided in section 78.235 of the Revised Nevada Statutes. Every holder of stock of the Corporation that is represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the Corporation, certifying the number of shares represented by the certificate owned by such stockholder in the Corporation. Shares of stock of the Corporation may also be evidenced by registration in the holder’s name in uncertificated form and represented by an electronic record on the books of the Corporation in accordance with a Direct Registration System approved by the Securities and Exchange Commission and by the New York Stock Exchange or any securities exchange on which the stock of the Corporation may from time to time be traded.

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Section 2 Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of any certificates which the Corporation may issue to represent such class or series of stock, provided that, except as otherwise provided in section 78.195 of the Revised Nevada Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificates which the Corporation may issue a statement setting forth the office or agency of the Corporation from which the stockholders may obtain a copy of a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof that the Corporation will furnish without charge to each stockholder who so requests. Within a reasonable time after the issuance or transfer of uncertificated stock, the informational statement sent to the holder of such stock shall contain, in addition to the information required by section 78.235 of the Nevada Revised Statutes, a statement setting forth the office or agency of the Corporation from which the stockholders may obtain a copy of a statement setting forth in full or summarizing the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof that the Corporation will furnish without charge to each stockholder who so requests.

LOST, STOLEN OR DESTROYED CERTIFICATES

Section 4. The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

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TRANSFERS OF STOCK

Section 5. Upon surrender to the Corporation, or the transfer agent of the Corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate or evidence of the issuance of uncertificated shares to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Nothing in this Section 5 shall require the Corporation to issue a new certificate if the Corporation has determined that such shares of stock shall be uncertificated. Uncertificated shares shall be transferable only upon compliance with the customary procedures for transferring shares in uncertificated form recorded electronically on a Direct Registration System.

FIXING RECORD DATE

Section 6. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

Section 7. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada.

ARTICLE VI.

GENERAL PROVISIONS

DISTRIBUTIONS

Section 1. Distributions upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.

Section 2. Before payment of any distribution there may be set aside out of any funds of the Corporation available for distributions such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing distributions, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interests of the Corporation, and the directors may abolish any such reserve.

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CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or such other persons, as the Board of Directors may from time to time designate.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SEAL

Section 5. The corporate seal shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Nevada”. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

NOTICES

Section 6. Whenever, under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in any manner as may be permitted by law reasonably intended to give actual notice, to such address, physical or electronic, as appears on the records of the Corporation, with any required postage prepaid. Notice to any director may be by any reasonable means, including, without limitation, mail, personal delivery, facsimile, or electronic communication. All notices shall be deemed given when sent.

Section 7. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII.

AMENDMENTS

Section 1. Except as otherwise restricted in the Articles of Incorporation or these By-Laws:

(a)                Any provision of these By-Laws may be altered, amended or repealed at the annual or any regular meeting of the Board of Directors without prior notice, or at any special meeting of the Board of Directors if notice of such alteration or repeal be contained in the notice of such special meeting.

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(b)               These By-Laws may also be altered, amended or repealed at a duly convened meeting of the stockholders by the affirmative vote of the holders of a majority of the voting power of the Corporation’s stock. The stockholders may provide by resolution that any By-law provision repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors.

* * * *

I, Kristen C. Wright, hereby certify that the foregoing Seventh Amended and Restated By-Laws of AutoZone, Inc., were duly adopted at a meeting of the Board of Directors of AutoZone, Inc., on March 19, 2018.

/s/ Kristen C. Wright
Kristen C. Wright
Secretary

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